Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of John Hancock Funds II:

In planning and performing our audit of the financial statements of the funds set forth in the attached Schedule of Funds (the “Funds”), each a series of John Hancock Funds II, as of and for the year ended August 31, 2017, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds’ internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds’ internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds’ internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds’ annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds’ internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds’ internal control over financial reporting and their operation, including controls over safeguarding securities that we consider to be material weaknesses as defined above as of August 31, 2017.

This report is intended solely for the information and use of management and the Board of Trustees of John Hancock Funds II and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

October 26, 2017

Schedule of Funds

Fund Name:	Formerly known as:
John Hancock Asia Pacific Total Return Bond Fund
John Hancock Capital Appreciation Fund
John Hancock Capital Appreciation Value Fund
John Hancock Core Bond Fund
John Hancock Floating Rate Income Fund
John Hancock Fundamental Global Franchise Fund
John Hancock Global Bond Fund
John Hancock Global Real Estate Fund
John Hancock Health Sciences Fund
John Hancock High Yield Fund
John Hancock International Growth Stock Fund
John Hancock International Small Cap Fund
John Hancock International Strategic Equity Allocation Fund
John Hancock International Value Fund
John Hancock Investment Quality Bond Fund
John Hancock Mid Cap Stock Fund
John Hancock Mid Value Fund
John Hancock Multi-Index Lifestyle Aggressive Portfolio	John Hancock Lifestyle II Aggressive Portfolio
John Hancock Multi-Index Lifestyle Balanced Portfolio	John Hancock Lifestyle II Balanced Portfolio
John Hancock Multi-Index Lifestyle Conservative Portfolio	John Hancock Lifestyle II Conservative Portfolio
John Hancock Multi-Index Lifestyle Growth Portfolio	John Hancock Lifestyle II Growth Portfolio
John Hancock Multi-Index Lifestyle Moderate Portfolio	John Hancock Lifestyle II Moderate Portfolio
John Hancock Real Estate Equity Fund
John Hancock Real Estate Securities Fund
John Hancock Real Return Bond Fund
John Hancock Science & Technology Fund
John Hancock Short Term Government Income Fund
John Hancock Small Cap Growth Fund
John Hancock Small Company Growth Fund
John Hancock Small Company Value Fund
John Hancock Spectrum Income Fund
John Hancock Strategic Equity Allocation Fund
John Hancock Total Return Fund
John Hancock U.S. High Yield Bond Fund
John Hancock U.S. Strategic Equity Allocation Fund

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